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                                                                    EXHIBIT 99.4


Board of Directors
Franchise Mortgage Acceptance Company
1888 Century Park East, 3rd Floor
Los Angeles, CA 90067

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated August 25, 1999, to the Board of Directors of Franchise Mortgage Acceptance Company (the "Company") as Exhibit 99.4 the Registration Statement of the Company on form S-4 (the "Registration Statement") relating to the proposed Acquisition Agreement involving the Company and Bay View Capital Corporation and references made to such opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts"for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION



By:  /s/ Mark S. Maron
     ------------------------------------------------
       Mark S. Maron
       Managing Director



September 2, 1999